Exhibit 99.1

Sanswire Appoints William J. Hotz, Former Secret Service Agent and National Security Consultant, to Its Board of Directors

Sanswire Corp. (Pinksheets:SNSR) (www.sanswire.com), a company that develops and produces lighter-than-air Unmanned Aerial Vehicles (UAV) designed to provide persistent surveillance for extended durations at mid and high altitudes, has appointed William J. Hotz to its Board of Directors.

Author of a white paper on national security that was presented to the United States Senate following the events of September 11, 2001, Mr. Hotz has a long and esteemed background in national security, and national defense issues.

Mr. Hotz served as consultant and advisor with DAC Consulting Inc. on National Security and National Defense issues since 2007. From 1997 to 2007 he served as agent in charge of a Federal Inspector General's office supervising agents in enforcement of Federal Laws and Regulations. Prior to that, from 1971 to 1997, he served as a Special Agent and Supervisory Special Agent of the U.S. Secret Service with responsibility for the physical protection of the President and Vice President of the United States and their families, as well as heads of state and foreign dignitaries, in the United States and locations around the world. Additionally, under his jurisdiction personal and field reviews were conducted on the newest technology used throughout the world. "Sanswire's national security applications are exciting and necessary," states William Hotz as he reflects on his many years of protecting America and its leaders.

Mr. Hotz served in the United States Marine Corps from 1967 to 1969 fighting at the battle of Khe Sanh. His military and personal decorations include the Purple Heart Medal, the Combat Action Ribbon, the Presidential Unit Citation, the National Defense Medal, the Vietnamese Cross of Gallantry, the Vietnamese Service Medal, and the Vietnamese Campaign Medal.

"William is a tremendous addition to our Board. We are fortunate to have board members that include Captain David A. Christian, our Chairman, Major General Wayne Jackson, and now William Hotz; each of whom have had distinguished military and professional careers while collectively sharing over eight decades of protecting the United States," said Jonathan Leinwand, Chief Executive Officer of Sanswire. "We welcome William to the team and look forward to his contributions as we continue to make progress towards the production of our first commercial STS-111 airship."

Mr. William Hotz said, "Sanswire's STS-111 airship exhibits a revolutionary and flexible design that solves many of the problems associated with traditional airships such as short loitering duration and need for deployment of heavy resources on the ground. I believe Sanswire has demonstrated the potential to provide a product with myriad applications for military, homeland defense, maritime, and border security use. I look forward to lending the knowledge gained through my Secret Service, U.S. Marine Corps and professional experience to help Sanswire move toward achieving its objectives."

For more news and information on Sanswire please visit http://irgnews.com/coi/SNSR where you can find a fact sheet on the company, investor presentations, and more.

About Sanswire Corp.

Sanswire Corp. (Pinksheets:SNSR) develops and provides an integrated suite of aerospace communications products and services, leveraging its relationships with leaders in UAV (Unmanned Aerial Vehicle) technologies. Sanswire Corp. is focused on the design and construction of various aerial vehicles, capable of carrying payloads that provide persistent surveillance and security solutions at various altitudes. For more information, visit www.sanswire.com.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.